EXHIBIT 10.7
[          ], 2007
TM Entertainment and Media, Inc.
307 East 87th Street
New York, NY 10128
Pali Capital, Inc.
650 Fifth Avenue
New York, New York 10019
     Re: Initial Public Offering
Ladies and Gentlemen:
The undersigned holder of common stock, par value $0.001 per share (“Common Stock”), of TM Entertainment and Media, Inc. (the “Company”), in consideration of Pali Capital, Inc. (the “Underwriters”) entering into a letter of intent and agreeing to act as lead underwriter in connection with the initial public offering of the securities of the Company (the “IPO”), hereby agrees as follows:
     1. Agreements of Stockholders
          (a) The undersigned hereby waives any right to receive distributions (other than with respect to Common Stock or any shares of Common Stock underlying units the undersigned may purchase in connection with the IPO or in the after market) upon the liquidation of the Trust Account (as defined in the Certificate of Incorporation of the Company (as amended, the “Certificate”; capitalized terms used herein but not defined herein have the meaning set forth in the Certificate)), or as part of any plan of dissolution and distribution required in the event the Company does not consummate a Business Combination by the Termination Date.
          (b) The undersigned hereby waives any right set forth in the Certificate to demand conversion of the undersigned’s shares of Common Stock into cash (other than with respect to Common Stock or any shares of Common Stock underlying units the undersigned may purchase in connection with the IPO or in the after market) in the event a Business Combination is approved by the Company’s stockholders.
          (c) In connection with the stockholder vote required to approve a Business Combination, the undersigned shall vote any shares of Common Stock then owned by the undersigned in accordance with the majority of the votes cast by the public stockholders of the Company’s Common Stock and will vote all shares of the Company’s Common Stock acquired by them in the IPO or aftermarket in favor of any Business Combination negotiated by the officers of the Company. In connection with the stockholder vote for the Company’s plan of dissolution and distribution, if any, required as a result of the Company’s failure to consummate a Business Combination by the Termination Date, the undersigned shall vote any shares of Common Stock then owned by the undersigned in favor of such dissolution and distribution.

          (d) The undersigned and any affiliate of the undersigned will not be entitled to receive from the Company, and will not accept from the Company, any compensation (including finder’s or consulting fees) for services rendered to the Company prior to or in connection with the consummation of a Business Combination (except as described in the registration statement filed with and declared effective by the Securities and Exchange Commission in connection with the IPO (the “Registration Statement”).
          (e) The undersigned will escrow the shares of Common Stock owned by the undersigned immediately prior to the IPO pursuant to a securities escrow agreement until the earliest of (i) one year from the completion of a Business Combination, (ii) the Company’s liquidation, (iii) the consummation of a business combination which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s consummating a Business Combination and (iv) following a Business Combination, the last sales price of the Common Stock equals or exceeds $11.50 per share for any 20 trading days within any 30-trading day period. The undersigned will escrow the Warrants purchased in a private placement concurrent with the IPO pursuant to a securities escrow agreement until the later of one year following the effective date of the Registration Statement and sixty (60) days following the consummation of a Business Combination.
     2. Miscellaneous
          (a) The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement.
          (b) This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Underwriters and appoint a substitute agent acceptable to the Underwriters within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.
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     IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first written above.

JOHN W. HYDE LIVING TRUST

By:
Name:

[Insider Letter]